Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Viad Corp to Transform into Pure-Play Attractions and Hospitality Leader through Sale of GES Business to Truelink Capital for $535 Million

Upon Close, Viad to Change Corporate Name to Pursuit, Reflecting Singular Focus on Delivering Unforgettable Experiences in Iconic Destinations

Company to Host Conference Call Today at 8:30 A.M. Eastern Time

SCOTTSDALE, Ariz. – Viad Corp (NYSE: VVI) (“Viad” or the “Company”), a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition services and experiential marketing, today announced it has entered into a definitive agreement to sell its GES business to Truelink Capital for $535 million. The transaction is expected to close by the end of 2024, subject to regulatory approvals and customary closing conditions.

The transaction separates GES, a global exhibition services and experiential marketing business, from Viad’s Pursuit attractions and hospitality business. GES and Pursuit will continue to operate under Viad until the transaction closes, allowing management and Truelink to deliver a successful transition of GES to a standalone entity within Truelink’s portfolio. Upon completion of the sale of GES, Viad intends to change its corporate name and relaunch as Pursuit and change its NYSE common stock ticker symbol to PRSU.

“After careful evaluation, and with both businesses performing at very high levels, we believe that now is the right time to separate GES and create a standalone publicly traded Pursuit,” said Steve Moster, Viad’s President and Chief Executive Officer. “Both Pursuit and GES have seen significant demand and achieved remarkable results. After a decade long growth journey, Pursuit is now an industry leader with the assets, resources and capabilities to stand on its own. Through this transformative sale, we intend to establish Pursuit as a pure-play, high-growth, high-return business, with the financial strength and balance sheet to capitalize on its substantial growth prospects in the hospitality and attractions space. Additionally, the improved margin profile and growth trajectory of GES position it well for continued success under a new owner that is committed to maximizing GES’ growth potential.”

Pursuit: Maximizing Value as a Pure-Play Leader

Pursuit is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, and Iceland. Pursuit’s elevated hospitality experiences include 14 world-class point-of-interest attractions and 27 distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

During 2023, Pursuit welcomed 3.5 million visitors across its attractions, its lodging guests occupied nearly 420,000 room nights, and the business delivered revenue of $350 million with an Adjusted EBITDA margin of 26.4%(1).

As a standalone publicly traded company, we believe Pursuit will be able to:

•	Better allocate resources and capital to pursue a separate and distinct growth model led by a proven team;
•	Leverage the Company’s substantially improved balance sheet to fuel high-return growth opportunities through its proven Refresh, Build, Buy strategy;
•	Incorporate vertically integrated lodging and hospitality experiences to drive cross selling and upselling opportunities
•	Create irreplicable attractions that drive guest experience, economies of scale and enhanced financial performance
•	Simplify the Company’s business to better align with investor preferences and overall market trends; and
•	Enhance opportunities for employees as the business continues to expand within existing markets and diversify into new markets.

David Barry, President of Pursuit since 2015, will serve as Chief Executive Officer and President of Pursuit as a standalone publicly traded company following closing of the GES transaction. At that time, Steve Moster, Viad’s current President and CEO, will transition into an advisory role.

“Pursuit has carefully created a portfolio of world-class, high-return and irreplicable assets and experiences in the world’s most iconic and sought-after locations,” said Mr. Barry. “Our team has built a leadership position in an industry with high barriers to entry, strong perennial demand and significant market tailwinds. With an enhanced and robust balance sheet in place, we can accelerate our growth through adding new, iconic attractions and lodges that drive guest experience, economies of scale and scope, and improving financial performance.”

Pursuit: a High-Growth Company Focused on Delivering Unforgettable Experiences in Iconic Destinations

Pursuit has a proven Refresh, Build, Buy strategy, which has meaningfully scaled the business over the last nine years. Since 2015, when David Barry joined Pursuit as its President, the business has grown revenue at a 15% compound annual growth rate through a powerful combination of disciplined revenue management and operational improvements, and high-return growth investments to enhance the guest experience and expand Pursuit’s offerings.

Over the last 10 years, Pursuit has completed 13 major Refresh, Build, Buy growth projects that collectively contributed about $74 million of Adjusted EBITDA in 2023.  These investments include a $76 million acquisition of a majority stake in seven lodging properties in Jasper, the $45 million acquisition of three lodges and one attraction in Alaska, the $36 million renovation of the Mount Royal Hotel in Banff, the $22 million renovation of the Banff Gondola, the $20 million construction of the Glacier Skywalk in Jasper, and the $13 million controlling interest investment to develop the Sky Lagoon in Iceland, among other projects.

Mr. Barry continued, “We have a team of proven operators with the experience and knowledge to add profitable experiences in diverse geographies that capture perennial demand, reduce seasonality, and generate returns greater than Pursuit’s cost of capital. This transformative transaction allows us to reset the Company’s capital structure, significantly bolsters our financial flexibility to accelerate Pursuit’s growth trajectory, and positions us to deliver greater long-term value to our shareholders.”

Upon closing of the GES transaction, Pursuit will have a strong balance sheet to execute on its growth strategy. Cash proceeds from the transaction will be used to retire Viad’s 2021 Credit Facility, which comprises a Term Loan B (with $317 million outstanding, bearing interest at SOFR + 425 basis points) and a $170 million revolving credit facility (of which zero was drawn as of September 30, 2024), and to accelerate Pursuit’s growth through its Refresh, Build, Buy strategy.

The $535 million purchase price for GES is subject to adjustments for cash, debt and debt-like items, and normalized working capital and will be paid in cash. Of the total cash consideration, $25 million will be deferred for one year following the transaction closing date and is contingent only on the passage of time.

1)
Adjusted EBITDA margin is a financial measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). For a discussion and reconciliation to its most directly comparable GAAP financial measure, please see our earnings press release for the fourth quarter and full year ended December 31, 2023.

Advisors

Moelis & Company LLC is serving as financial advisor to Viad, and Latham & Watkins LLP is serving as legal counsel.

Conference Call Details

Management will host a conference call to discuss this transaction at 8:30 a.m. (Eastern Time) on Monday, October 21, 2024.

The conference call can be accessed with operator assistance by calling (404) 975-4839 or (833) 470-1428 and entering the access code 814985.

To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://www.netroadshow.com/events/login?show=3c35f5df&confId=72480.  After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. We recommend that you register in advance to ensure access for the full call.

A live audio webcast of the call will also be available in listen-only mode through the “Investors” section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (929) 458-6194 or (866) 813-9403 and entering the access code 504967.

Additionally, we posted a supplemental presentation on the “Investors” section of our website that we will refer to during the call that includes commentary regarding 2024 outlook.

About Viad

Viad (NYSE: VVI) is a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition services, and experiential marketing through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.

Pursuit is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, and Iceland. Pursuit’s elevated hospitality experiences include 14 world-class point-of-interest attractions and 27 distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

GES is a global exhibition services and experiential marketing company offering a comprehensive range of services to the world’s leading event organizers and brands through two reportable segments, GES Exhibitions and Spiro. GES Exhibitions is a global exhibition and trade show management business that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East. Spiro is a global experiential marketing agency that partners with leading brands around the world to manage and elevate their experiential marketing activities, bonding brand and customer.

For more information, visit www.viad.com.

About Truelink Capital
Truelink Capital is a middle-market private equity firm based in Los Angeles. Truelink pairs deep industry experience in the industrials and technology-enabled services sectors with a commitment to building partnerships that drive long-term value through an operationally focused strategy. Truelink partners with management, corporate sellers, and founders to accelerate growth through the execution of strategic initiatives and transformative add-on acquisitions.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Viad or its management believes or anticipates may occur in the future, including all statements regarding the expected timing of the closing of the GES transaction, the use of proceeds of the transaction, potential benefits of the transaction, expectations concerning Pursuit’s opportunities and performance as a standalone public company, and the expected Chief Executive Officer transition in connection with the closing of the GES transaction. Similarly, statements that describe our go-forward business strategy, objectives, plans, intentions, or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	the GES transaction may not be completed on anticipated terms and timing (or at all);
•
a condition to closing of the GES transaction may not be satisfied, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals);

•	the anticipated tax treatment of the GES transaction may not be obtained;
•
the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the Company after the consummation of the GES transaction;

•	potential litigation relating to the GES transaction that could be instituted against the Company or its directors
•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the GES transaction
•	any negative effects of the announcement, pendency or consummation of the GES transaction on the market price of the Company’s common stock and on the Company’s operating results;
•	risks associated with third party contracts containing consent and/or other provisions that may be triggered by the GES transaction;
•
the risk that disruptions from the GES transaction will harm the Company’s business, including current plans and operations or by diverting management’s attention the Company’s ongoing business operations

•	the ability of the Company to retain and hire key personnel and uncertainties arising from leadership changes,
•	general economic uncertainty in key global markets and a worsening of global economic conditions;
•	travel industry disruptions;
•	the impact of our overall level of indebtedness, as well as our financial covenants, on our operational and financial flexibility;
•	seasonality of our businesses;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
•	the importance of key members of our account teams to our business relationships;
•	our ability to manage our business and continue our growth if we lose any of our key personnel;
•	the competitive nature of the industries in which we operate;
•	transportation disruptions and increases in transportation costs;
•	natural disasters, weather conditions, accidents, and other catastrophic events;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our exposure to cybersecurity attacks and threats;
•	our exposure to currency exchange rate fluctuations;
•	liabilities relating to prior and discontinued operations;
•	sufficiency and cost of insurance coverage; and
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K and our most recent Current Report on Form 10-Q filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Contacts

Carrie Long or Michelle Porhola
Investor Relations
(602) 207-2681
ir@viad.com

Scott Bisang or Nick Lamplough
Media Relations
Pursuit-CS@collectedstrategies.com